SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2000

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Los Robles Avenue, Suite 250	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

Item 5. OTHER EVENTS

On August 9, 2000, we acquired 11035-11075 Roselle Street, located in San Diego, California. We purchased the property, which consists of five buildings, for $18,700,000. The purchase price was funded through a draw on our unsecured line of credit. The purchase price was determined through arm's length negotiations. The property contains approximately 113,000 rentable square feet. It is presently 100% leased to five tenants. We purchased the property from Dow Chemical Employees Pension Fund, a private pension plan.

On August 11, 2000 we acquired 500 Arsenal Street, located in Watertown, Massachusetts. We purchased the property for $10,350,000. The purchase price was funded through a draw on our unsecured line of credit. The purchase price was determined through arm's length negotiations. The property contains approximately 84,000 rentable square feet and is presently vacant. We purchased the property from General Scanning Inc., a Massachusetts corporation.

The 11035-11075 Roselle Street property contains a combination of office and laboratory space for lease principally to tenants in the life science industry (a "Life Science Facility"). The 500 Arsenal Street property is an office building suitable for conversion to a Life Science Facility. The sellers of the properties were unrelated to each other and unaffiliated with us.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Properties Acquired

11035-11075 roselle street

Statement of Revenues and Certain Expenses:

Report of Independent Auditors

Statement of Revenues and Certain Expenses for the year ended December 31, 1999

Notes to Statement of Revenues and Certain Expenses

(b) Pro Forma Financial Information

(c) Exhibits

23.1 Consent of Ernst & Young LLP

Report of Independent Auditors

To the Board of Directors

Alexandria Real Estate Equities, Inc.

We have audited the accompanying statement of revenue and certain expenses of 11035-11075 Roselle Street (the "Property") for the year ended December 31, 1999. This statement of revenue and certain expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as defined above, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

July 19, 2000

Statement of Revenue and Certain Expenses

Year ended December 31, 1999

(in thousands)

Revenue:
Rental	$ 1,874
Tenant recoveries	314
Other income	8
Total revenue	2,196

Certain Expenses:
Utilities	63
Repairs and maintenance	155
Insurance	24
Taxes and license	172
Total certain expenses	414
Excess of revenue over certain expenses	$ 1,782

See accompanying notes to statement of revenue and certain expenses.

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statement of revenue and certain expenses includes the operations of 11035-11075 Roselle Street, located in San Diego, California (the "Property"). ARE-11035/11075 Roselle Street, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Alexandria Real Estate Equities, Inc., a Maryland corporation, acquired the Property from a nonaffiliated third party. As of December 31, 1999, the Property was 100% occupied and leased to five tenants under triple-net leases, which require the tenants to pay their pro rata share of substantially all expenses associated with the Property, including operating and maintenance, utilities, taxes and insurance.

Basis of Presentation

The accompanying statement has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Property is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented or for future periods, as certain expenses that may not be comparable to the expenses we expect to incur in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, and property general and administrative costs not directly comparable to the future operations of the Property.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

Risks and Uncertainties

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Future Minimum Lease Payments

The future minimum lease payments to be received under noncancelable operating leases as of December 31, 1999 are as follows (in thousands):

2000	$ 2,095
2001	1,418
2002	982
2003	576
2004	407
Thereafter	-
Total	$ 5,478

The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet of Alexandria Real Estate Equities, Inc. as of June 30, 2000 is presented as if the properties described in Item 5 of this Form 8-K (the "Form 8-K Properties") had been acquired on June 30, 2000. The following unaudited pro forma condensed consolidated income statements of Alexandria Real Estate Equities, Inc. for the six months ended June 30, 2000 and for the year ended December 31, 1999 are presented as if the Form 8-K Properties had been acquired on January 1, 1999.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on the dates as described above, nor do they purport to represent our future financial position or our results of operations.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2000

(dollars in thousands)

		Pro Forma
	Historical	Adjustments	Pro Forma

Assets
Rental properties, net	$ 609,613	$ 29,050 (A)	$ 638,663
Property under development	33,485	-	33,485
Cash and cash equivalents	733	-	733
Tenant security deposits and other restricted
Cash	5,836	-	5,836
Secured note receivable	6,000	-	6,000
Tenant receivables	2,523	-	2,523
Deferred rent	11,733	-	11,733
Other assets	29,703	-	29,703
Total assets	$ 699,626	$ 29,050	$ 728,676

Liabilities and stockholders' equity
Secured notes payable	$ 171,658		$ 171,658
Unsecured line of credit	220,000	29,050 (A)	249,050
Accounts payable, accrued expenses and tenant security deposits	21,471	-	21,471
Dividends payable	6,954	-	6,954
Total liabilities	420,083	29,050	449,133

Stockholders' equity:
Preferred stock	38,588	-	38,588
Common stock	144	-	144
Additional paid-in capital	240,811	-	240,811
Retained earnings	-	-	-
Total stockholders' equity	279,543	-	279,543
Total liabilities and stockholders' equity	$ 699,626	$ 29,050	$ 728,676

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Six Months Ended June 30, 2000

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 38,312	$ 1,097 (B)	$ 39,409
Tenant recoveries and other income	10,560	230 (B)	10,790
Total revenues	48,872	1,327	50,199

Expenses:
Rental operations	9,801	205 (B)	10,006
General and administrative	4,197	-	4,197
Interest	11,519	770 (C)	12,289
Depreciation and amortization	11,277	201 (D)	11,478
Total expenses	36,794	1,176	37,970
Net income	$ 12,078	$ 151	$ 12,229

Dividends on preferred stock	$ 1,832		$ 1,832

Net income available to common stock outstanding	$ 10,246		$ 10,397

Pro forma weighted average shares of common stock outstanding	14,180,064		14,180,064

Net income per pro forma share
of common stock	$ 0.72		$ 0.73

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year ended December 31, 1999

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 68,425	$ 2,117 (B)	$ 70,542
Tenant recoveries and other income	17,837	322 (B)	18,159
Total revenues	86,262	2,439	88,701

Expenses:
Rental operations	19,003	414 (B)	19,417
General and administrative	6,977	-	6,977
Interest	19,697	1,371 (C)	21,068
Depreciation and amortization	18,532	402 (D)	18,934
Total expenses	64,209	2,187	66,396
Net income	$ 22,053	$ 252	$ 22,305

Dividends on preferred stock	$ 2,036		$ 2,036

Net income available to common stock outstanding	$ 20,017		$ 20,269

Pro forma weighted average shares of common stock outstanding	13,670,568		13,670,568

Net income per pro forma share
of common stock	$ 1.46		$ 1.48

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 are as follows:

  Acquisition of the Form 8-K Properties with the related draws on the unsecured line of credit.

The purchase prices of the Form 8-K Properties are as follows (in thousands):

Form 8-K Properties	Purchase Price

11035-11075 Roselle Street	$ 18,700
500 Arsenal Street	10,350
Total	$ 29,050

The above acquisitions closed in August 2000.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2000 and for the year ended December 31, 1999 are as follows:

(B) Preacquisition results for 11035-11075 Roselle Street, adjusted to include the effect of straight line rent adjustments (in thousands):

	For the Six Months Ended 6/30/00	For the Year Ended 12/31/99
Revenues:
Rental revenue	$ 1,097	$ 2,117
Tenant recoveries and other income	230	322
	1,327	2,439
Expenses:
Rental operations	205	414
Operating Income	$ 1,122	$ 2,025

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

No pro forma adjustments have been made for 500 Arsenal Street for the periods prior to acquisition because the property was owner-occupied prior to purchase, and, as a result, there were no operating results as a rental property. In addition, the pro forma condensed consolidated income statement has not been adjusted to include additional interest and depreciation expense because the property would have been under redevelopment after acquisition (assuming the purchase had occurred on January 1, 1999).

(C) Increase in interest expense due to the draw on our unsecured line of credit.

(D) Increase in depreciation expense to reflect a full period of depreciation for the Form 8-K Property utilizing a 40 year useful life for buildings and building improvements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 8, 2000 By: _/s/ Peter J. Nelson____________

Peter J. Nelson

Chief Financial Officer